                                                                               .
                                                                               .
                                                                               .

                                                                      Exhibit 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                         Year ended December 31,                     Nine months ended September 30,
                                      -----------------------------------------------------------   --------------------------------
                                                                                          2002                            2003
                                       1998      1999       2000      2001      2002     Proforma     2002      2003     Proforma
                                                     (millions of constant Ch$ as of                (millions of constant Ch$ as of
                                                           december 31, 2002)                             September 30, 2003)
Chilean GAAP

Fixed Charges:

   Financial Expenses                 264,669   494,629    555,969   503,443   488,694    495,398   342,091    324,797   329,422

   Capitalized interest cost           12,631    22,280     23,709    27,185    21,645     21,645    18,338     14,601    14,601
                                      -------   -------    -------   -------   -------    -------   -------    -------   -------
Fixed charges                         277,300   516,909    579,678   530,627   510,339    517,043   360,429    339,398   344,023
                                      =======   =======    =======   =======   =======    =======   =======    =======   =======

Earnings:

   Pretax income (loss) from
     continuing operations            185,477     7,880    269,049   191,241  (150,493)  (157,197)  125,200    102,947    98,322

   Fixed charges                      277,300   516,909    579,678   530,627   510,339    517,043   360,429    339,398   344,023
                                      -------   -------    -------   -------   -------    -------   -------    -------   -------
   Sub total                          462,777   524,789    848,727   721,868   359,846    359,846   485,629    442,345   442,345
                                      -------   -------    -------   -------   -------    -------   -------    -------   -------
   Less: interest capitalized
     during the period                (12,631)  (22,280)   (23,709)  (27,185)  (21,645)   (21,645)  (18,338)   (14,601)  (14,601)

   Less: undistributed earnings
     of equity method investees       (26,435)   (1,721)       (84)   11,896    (9,188)    (9,188)      (58)   (20,911)  (20,911)
                                      -------   -------    -------   -------   -------    -------   -------    -------   -------
Earnings                              423,711   500,788    824,934   706,579   329,013    329,013   467,233    406,833   406,833
                                      =======   =======    =======   =======   =======    =======   =======    =======   =======

Ratio of earnings to fixed charges       1.53      0.97       1.42      1.33      0.64       0.64      1.30       1.20      1.18
                                      =======   =======    =======   =======   =======    =======   =======    =======   =======

                                                         Year ended December 31,                     Nine months ended September 30,
                                      -----------------------------------------------------------   --------------------------------
                                                                                          2002                            2003
                                       1998      1999       2000      2001      2002     Proforma     2002      2003     Proforma
                                                     (millions of constant Ch$ as of                (millions of constant Ch$ as of
                                                           december 31, 2002)                              September 30, 2003)
US GAAP

Fixed Charges:

   Financial Expenses                 263,959   479,227    517,731   498,230   484,037    490,740   360,429    339,398   344,023

   Capitalized interest cost           13,341    37,683     61,947    32,397    26,303     26,303    18,338     14,601    14,601
                                      -------   -------    -------   -------  --------   --------   -------    -------   -------
Fixed charges                         277,300   516,909    579,678   530,627   510,339    517,043   378,767    353,999   358,624
                                      -------   -------    -------   -------  --------   --------   -------    -------   -------
Earnings:

   Pretax income (loss) from
     continuing operations            161,631   (34,327)   341,674   276,001  (356,643)  (363,347)  (41,944)    76,580    71,955

   Fixed charges                      277,300   516,909    579,678   530,627   510,339    517,043   378,767    353,999   358,624
                                      -------   -------    -------   -------  --------   --------   -------    -------   -------
   Sub total                          438,930   482,582    921,352   806,628   153,696    153,696   336,823    430,579   430,579
                                      -------   -------    -------   -------  --------   --------   -------    -------   -------
   Less: interest capitalized
     during the period                (13,341)  (37,683)   (61,947)  (32,397)  (26,303)   (26,303)  (18,338)   (14,601)  (14,601)

   Less: undistributed earnings
     of equity method investees       (26,327)    1,273       (259)   12,353    (2,705)    (2,705)   (1,167)   (21,857)  (21,857)
                                      -------   -------    -------   -------  --------   --------   -------    -------   -------
Earnings                              399,262   446,173    859,146   786,584   124,688    124,688   317,318    394,121   394,121
                                      =======   =======    =======   =======  ========   ========   =======    =======   =======
Ratio of earnings to fixed charges       1.44      0.86       1.48      1.48      0.24       0.24      0.84       1.11      1.10
                                      =======   =======    =======   =======  ========   ========   =======    =======   =======